Exhibit 10.21

Terms of Employment Between CastleRock Security Holdings, Inc and James M. German

Our agreement with Mr. German is that he will be paid an annual salary of $200,000.  In addition, Mr. German is entitled to the same benefits offered by us to employees in comparable positions.  Mr. German serves in this position as an at-will employee.